As  filed  with  the  Securities  and  Exchange Commission on August 2, 2002.

                                                   Registration  No.  __________
   ---------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             VILLAGEWORLD.COM, INC.
               (Exact name of issuer as specified in its charter)

             New York                                   11-3137508
             --------                                   ----------
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)              Identification No.)
    -------------------------------           ----------------------


                             -----------------------

                   620 JOHNSON AVENUE, BOHEMIA, NEW YORK 11716
                    (Address of principal executive offices)

                             -----------------------

                             VILLAGEWORLD.COM, INC.
                       2002 STOCK AWARD AND INCENTIVE PLAN
                            (Full title of the plan)

                             -----------------------

                                 PETER J. KEENAN
                       CHAIRMAN OF THE BOARD AND PRESIDENT
                             VILLAGEWORLD.COM, INC.
                               620 JOHNSON AVENUE
                             BOHEMIA, NEW YORK 11716
                                 (631) 218-0700
                      (Name, address and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                    Copy to:
                              Saul Kaszovitz, Esq.
           Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
                              750 Lexington Avenue
                            New York, New York 10022

                             -----------------------
        Approximate date of commencement of proposed sale to the public:
                           FROM TIME TO TIME AFTER THE
                    REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------

                                                  PROPOSED           PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE       MAXIMUM OFFERING           AGGREGATE              AMOUNT OF
TO BE REGISTERED            REGISTERED         PRICE PER UNIT         OFFERING PRICE         REGISTRATION FEE
-------------------        ------------      -----------------       ----------------       -----------------
COMMON STOCK,
$.001 PAR VALUE        2,000,000 SHARES.      $ .11                 $ 220,000(1)               $ 20.24
---------------        -----------------      -------------        -----------------      -------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the product resulting from multiplying 2,000,000 shares of Common Stock by $.11, the average of the high and low sales prices of the shares of Common Stock, as reported on the Over-the-Counter Bulletin Board on August 1, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
             -------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

(c) The description of the Common Stock contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for purposes of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
             ---------------------------------------------

     Sections 721 through 726, inclusive, of the New York Business Corporation Law ("BCL") authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors.

     Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (ii) the declaration of dividends or other distributions or repurchase or redemption of shares in violation of the BCL; (iii) the distribution of assets after dissolution or making of loans to directors in violation of the BCL; or (iv) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled.

The Company's Restated Certificate of Incorporation provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the By-Laws of the Company provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by the Company against reasonable expenses, including attorney's fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company. The indemnification provided by the Company's Bylaws is not deemed exclusive Of or in any way to limit any other rights, which any person seeking indemnification may be entitled.

TEM  8.     EXHIBITS.
            --------


Exhibit  Number               Description  of  Exhibit
---------------               ------------------------

3.1                    Restated  Certificate  of  Incorporation  (1)
3.2                    Amendment  to Certificate of Incorporation filed December
                       29,  1999  (2)
3.3                    Amendment  to Certificate of Incorporation filed December
                       31,  1999  (2)
3.4                    Bylaws  of  the  Company,  as  amended  (3)
4.1                    2002  Stock  Award  and  Incentive  Plan(4)
5*                     Opinion  of  Feder,  Kaszovitz,  Isaacson,  Weber, Skala,
                       Bass  &  Rhine  LLP
23.1*                  Consent  of  Feder,  Kaszovitz,  Isaacson,  Weber, Skala,
                       Bass  &  Rhine  LLP  (contained  in  Exhibit  5)
23.2*                  Consent  of  Laurence  Rothblatt  &  Company


*     Filed  herewith.


(1) Filed with the Company's Registration Statement on Form SB-2 (No. 333-2154), declared effective on May 7, 1996 and incorporated herein by reference.

(2) Filed with the Company's Form 8-K filed on January 12, 2000 and incorporated herein by reference.

(3) Filed with the Company's Form 10-KSB (No. 000-28058) on March 31, 1999 and incorporated herein by reference.

(4)     Included   as   an  exhibit  to  the   Registrant's  Schedule  14A,  the
Registrant's Proxy Statement, filed with the Commission on April 30, 2002, and incorporated herein by reference.


ITEM  9.     UNDERTAKINGS.
             ------------

The  Registrant  hereby  undertakes:

(i) To include any additional or changed material information on the plan of distribution;

(ii) That, for determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(iii) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia and State of New York on the 2nd day of August, 2002.

                         VILLAGEWORLD.COM,  INC.


                         By:     /s/  Peter  Keenan
                                 ------------------
                              Peter  Keenan, Chairman of the Board and President


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                               TITLE                               DATE
---------     -----     ----
/s/  Peter  Keenan               Chairman  and President          August 2, 2002
------------------
Peter  Keenan                (Principal Executive Officer)

/s/  Celia  Schiffner            Chief  Financial  Officer        August 2, 2002
---------------------
Celia  Schiffner             (Principal  Financial and
                                Accounting Officer)

/s/  David  A.  Levi         Secretary  and  Director             August 2, 2002
--------------------
David  A.  Levi

/s/  Hector  M.  Gavilla        Director                          August 2, 2002
------------------------
Hector  M.  Gavilla

/s/  Moshe  Schwartz            Director                          August 2, 2002
--------------------
Moshe  Schwartz

/s/  Dr.  Steven  Levi          Director                          August 2, 2002
----------------------
Dr.  Steven  Levi

NDEX  TO  EXHIBITS


Exhibit  Number               Description  of  Exhibit
---------------               ------------------------

3.1                    Restated  Certificate  of  Incorporation  (1)
3.2                    Amendment  to Certificate of Incorporation filed December
                       29,  1999  (2)
3.3                    Amendment  to Certificate of Incorporation filed December
                       31,  1999  (2)
3.4                    Bylaws  of  the  Company,  as  amended  (3)
4.1                    2002  Stock  Award  and  Incentive  Plan(4)
5*                     Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass
                       &  Rhine  LLP
23.1*                  Consent  of  Feder,  Kaszovitz,  Isaacson,  Weber, Skala,
                       Bass  &  Rhine  LLP  (contained  in  Exhibit  5)
23.2*                  Consent  of  Laurence  Rothblatt  &  Company

________________

*       Filed  herewith.

(1) Filed with the Company's Registration Statement on Form SB-2 (No. 333-2154), declared effective on May 7, 1996 and incorporated herein by reference.

(2) Filed with the Company's Form 8-K filed on January 12, 2000 and incorporated herein by reference.

(3) Filed with the Company's Form 10-KSB (No. 000-28058) on March 31, 1999 and incorporated herein by reference.

(4)     Included   as  an  exhibit   to  the  Registrant's   Schedule  14A,  the
Registrant's Proxy Statement, filed with the Commission on April 30, 2002, and incorporated herein by reference.

Exhibit 5
                             August 1, 2002


VillageWorld.com,  Inc.
620  Johnson  Avenue
Bohemia,  New  York  11716

Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VillageWorld.com, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 2,000,000 shares of the common stock of the Company, par value, $.001 per share (the "Shares"), which may be issued pursuant to the Company's 2002 Stock Award and Incentive Plan (the "Plan").


          As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares under the Plan or upon the exercise of options granted or to be granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued under the Plan or upon the exercise of options granted or to be granted under the Plan in accordance with the terms of the options and the Plan, will be duly authorized, legally issued, fully paid and nonassessable.


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to this firm in the Registration Statement.

                                   Very  truly  yours,



                                   Feder,  Kaszovitz,  Isaacson,
                                     Weber,  Skala,  Bass  &  Rhine  LLP

Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS





          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VillageWorld.com, Inc. and Subsidiaries (the "Company") of our report dated March 29, 2002, relating to the consolidated financial statements, which appears in the Company's Annual Report on Form
10-KSB  for  the  year  ended  December  31,  2001.











                              Laurence  Rothblatt  &  Company


Great  Neck,  New  York
July 31,  2002